UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51863	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (240) 599-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          (b)  Wayne T. Hockmeyer, Ph.D. resigned from the Company’s Board of Directors on September 7, 2006.

          (d)  To fill the vacancy on the Board created by Dr. Hockmeyer’s resignation, based upon the recommendation of the Company’s Nominating/Corporate Governance Committee, the Board appointed Mr. H. Thomas Watkins to the Board as a Class I Director with a term expiring at the 2007 annual meeting of stockholders.  In connection with his appointment to the Board, on September 8, 2006 Mr. Watkins was granted an option to purchase 35,000 shares of the Company’s common stock at an exercise price of $9.40 per share.  Such option will vest in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change of control the option will accelerate and become immediately exercisable.  Mr. Watkins has been assigned to serve on the Compensation Committee of the Board and on the Nominating/Corporate Governance Committee of the Board, in each case to replace Dr. Hockmeyer.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release of Vanda Pharmaceuticals Inc. dated September 12, 2006 regarding the resignation of Wayne T. Hockmeyer, Ph.D. from the Company’s Board of Directors.

99.2	Press release of Vanda Pharmaceuticals Inc. dated September 12, 2006 regarding the appointment of H. Thomas Watkins to the Company’s Board of Directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

	By:	/s/ STEVEN A. SHALLCROSS

	Name:	Steven A. Shallcross
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Dated: September 12, 2006